PROSPECTUS and				PRICING SUPPLEMENT NO. 17
PROSPECTUS SUPPLEMENT, each		effective at 12:30 PM ET
Dated January 12, 1999			Dated July 27, 1999
CUSIP: 24422ELG2				Commission File No.: 333-69601
Filed pursuant to Rule 424(b)(3)

                        U.S. $2,122,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				30 July 1999

Maturity Date:					30 July 2001

Principal Amount:					$25,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 22 Basis Points

Initial Interest Determination Date:	28 July 1999

Day Count Convention:				Actual/360

Interest Reset Dates:				Quarterly on the 30th
							(or next business day)

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 30th
							(or next business day)

Redemption Provisions:				None

Plan of Distribution:				Banc of America Securities, LLC
has purchased the Senior Notes
as principal at a purchase
price of 100% of the
aggregate principal amount
of the Senior Notes.


Banc of America Securities, LLC